Exhibit 99.2

SUPPLEMENTAL ANALYST PACKAGE 2Q 2013 JULY 23, 2013

TABLE OF CONTENTS

AMERICAN CAMPUS COMMUNITIES | FINANCIAL HIGHLIGHTS $ in thousands, except share and per share data 1.Market capitalization is calculated based on a common share price of $40.66 and $46.13 as of June 30, 2013 and December 31, 2012, respectively, and fully diluted common shares totaling 106,637,484 and 106,488,084 as of June 30, 2013 and December 31, 2012, respectively. 2.Based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and Adjusted Interest Expense of $325.6 million and $102.9 million, respectively, for the four most recently completed fiscal quarters. Includes pro forma adjustments to EBITDA and Interest Expense of $28.7 million and $20.4 million, respectively, to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented. Adjusted Interest Expense includes $9.7 million of interest capitalized for GAAP purposes and excludes $9.8 million of amortization of debt premiums/discounts related to mortgage loans assumed in connection with acquisitions. 1

AMERICAN CAMPUS COMMUNITIES CONSOLIDATED BALANCE SHEETS $ in thousands 2

Consolidated statements of Comprehensive Income Unaudited, $ in thousands, except share and per share data  3

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS

Unaudited, $ in thousands, except share and per share data

	Three Months Ended June 30,			Six Months Ended June 30,		
	2013	2012	$ Change	2013	2012	$ Change
Net income attributable to American Campus Communities, Inc. and Subsidiaries	$ 8,049	$ 12,328 [1]	$ (4,279)	$ 29,639	$ 32,354 [1]	$ (2,715)
Noncontrolling interests[2]	235	287	(52)	617	669	(52)
Gain from disposition of real estate	-	(83)	83	-	(83)	83
Income from unconsolidated joint ventures	-	-	-	-	(444)	444
FFO from unconsolidated joint ventures[3]	-	-	-	-	429	(429)
Real estate related depreciation and amortization	47,269	24,074	23,195	93,799	48,079	45,720
Funds from operations ("FFO")	**55,553**	**36,606**	**18,947**	**124,055**	**81,004**	**43,051**
Elimination of operations of on-campus participating properties						
Net loss (income) from on-campus participating properties	1,159	1,044	115	(1,495)	(1,454)	(41)
Amortization of investment in on-campus participating properties	(1,182)	(1,159)	(23)	(2,356)	(2,314)	(42)
	55,530	36,491	19,039	120,204	77,236	42,968
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cash flow[4]	520	523	(3)	1,059	1,073	(14)
Management fees	214	216	(2)	590	578	12
Impact of on-campus participating properties	734	739	(5)	1,649	1,651	(2)
Non-cash litigation settlement expense[5]	-	-	-	2,800	-	2,800
Elimination of gain on debt restructuring - unconsolidated joint venture[6]	-	-	-	-	(424)	424
Loss on remeasurement of equity method investment[7]	-	-	-	-	122	(122)
Funds from operations-modified ("FFOM")	**$ 56,264**	**$ 37,230**	**$ 19,034**	**$ 124,653**	**$ 78,585**	**$ 46,068**
FFO per share - diluted	**$ 0.52**	**$ 0.48**		**$ 1.16**	**$ 1.06**	
FFOM per share - diluted	**$ 0.53**	**$ 0.49**		**$ 1.17**	**$ 1.03**	
Weighted average common shares outstanding - diluted	**106,637,886**	**76,283,442**		**106,624,997**	**76,080,653**	

1. Net income for the three and six months ended June 30, 2012 includes $1.3 million and $1.4 million, respectively, of acquisition-related costs such as broker fees, due diligence costs and legal and accounting fees.
2. Excludes $0.4 million and $0.8 million for the three and six months ended June 30, 2013, respectively, and $0.4 million and $0.8 million for the three and six months ended June 30, 2012, respectively, of income attributable to the noncontrolling partner in The Varsity, a property purchased in December 2011 from a seller that retained a 20.5% noncontrolling interest in the property.
3. Represents our 10% share of FFO from a joint venture with Fidelity ("Fund II") in which we were a noncontrolling partner. In January 2012, we purchased the full ownership interest in the one remaining property owned by Fund II (University Heights). Subsequent to the acquisition, the property is now wholly-owned and is consolidated by the company.
4. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods.
5. On April 22, 2013, the company acquired a note and subrogation rights from National Public Finance Guarantee Corporation (formerly known as MBIA Insurance Corp. of Illinois) for an aggregate of $52.8 million, which are secured by a lien on, and the cash flows from, two student housing properties in close proximity to the University of Central Florida and currently under a ground lease with the UCF Foundation. The instruments carry an interest rate of 5.123 percent. The acquisition facilitated the settlement of litigation related to a third-party management agreement for the properties with a GMH entity that was acquired by the company's 2008 merger with GMH. The acquisition resulted in a non-cash settlement charge of $2.8 million to reflect the fair market valuation of the instruments. Management believes it is appropriate to exclude this non-cash charge from FFOM in order to more accurately present the operating results of the company on a comparative basis during the periods presented.
6. In connection with our purchase of University Heights from Fund II (see Note 3), Fund II negotiated a Settlement Agreement with the lender of the property's mortgage loan whereby the lender agreed to accept a discounted amount that was less than the original principal amount of the loan as payment in full. Accordingly, Fund II recorded a gain on debt restructuring to reflect the discounted payoff. Our 10% share of such gain is reflected above as an adjustment to FFOM.
7. Represents a non-cash loss recorded to remeasure our equity method investment in Fund II to fair value as a result of our purchase of the full ownership interest in University Heights from Fund II in January 2012.

AMERICAN CAMPUS COMMUNITIES | 4

AMERICAN CAMPUS COMMUNITIES WHOLLY-OWNED PROPERTIES RESULTS OF OPERATIONS1 $ in thousands Note: The same store grouping above represents properties owned or operated for the entire comparative periods presented. The second quarter same store grouping includes properties purchased or developed prior to April 1, 2012. The year-to-date same store grouping includes properties purchased or developed prior to January 1, 2012. 1.Includes State College Park, University Pines, and The Village at Blacksburg, which were sold in July 2013 and are classified within discontinued operations on the accompanying consolidated statements of comprehensive income. Also includes Northgate Lakes and University Mills which are anticipated to be sold in the third or fourth quarter of 2013 and are included in discontinued operations on the accompanying consolidated statements of comprehensive income. Revenues for these five properties totaled $5.2 million and $5.1 million for the three months ended June 30, 2013 and 2012, respectively, and $10.5 million and $10.1 million for the six months ended June 30, 2013 and 2012, respectively. Operating expenses for these properties totaled $2.1 million and $1.8 million for the three months ended June 30, 2013 and 2012, respectively, and $4.0 million and $3.6 million for the six months ended June 30, 2013 and 2012, respectively. Excluding these five properties, there would have been no change to the decrease in same store net operating income for the three months ended June 30, 2013, and same store net operating income for the six months ended June 30, 2013 would have increased by 1.2%.  2.Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.  3.Same store wholly-owned properties operating expenses for the three months ended June 30, 2013 include an additional $1.4 million in marketing and leasing related costs as compared to the prior year, which were incurred to stimulate leasing velocity for the 2013/2014 academic year. Excluding these additional expenses, operating expenses for same store properties would have increased 2.4% over the second quarter prior year, and net operating income for same store properties would have increased 1.4% over the second quarter prior year. 5

AMERICAN CAMPUS COMMUNITIES SEASONALITY OF OPERATIONS1 $ in thousands, except for per bed amounts Note: The same store grouping above includes properties owned or operating for the entire year ended December 31, 2012 (i.e. properties purchased or developed on or prior to December 31, 2011.)  1.Excludes properties sold prior to July 23, 2013. Includes two properties classified as Held For Sale as of June 30, 2013 which are anticipated to be sold in the third or fourth quarter 2013. All such properties are included in discontinued operations on the accompanying consolidated statements of comprehensive income. 2.For the four most recently completed fiscal quarters. 3.Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc. 4.Includes the following properties opened or acquired in 2012: University Heights-Knoxville, Avalon Heights, University Commons, The Block, The Retreat, University Edge, the 15-property Campus Acquisitions portfolio acquired in September 2012, 11 properties that completed construction and opened for operations in August and September 2012 and the 19-property Kayne Anderson portfolio acquired in November 2012. Also includes U Club Townhomes on Woodward and The Plaza on University, two properties currently undergoing redevelopment activities. 6

CAPITAL STRUCTURE AS OF JUNE 30, 2013

$ in millions, except share and per share data

Market Capitalization & Unsecured Notes Covenants

Total Debt[1]	$	2,372
Total Equity Market Value[2]		4,336
Total Market Capitalization	**$**	**6,708**
Debt to Total Market Capitalization		35.4%
Net Debt to EBITDA		7.2x
Total Asset Value[3]	$	5,767
Unencumbered Asset Value	$	3,082
Unencumbered Asset Value to Total Asset Valu		53.4%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	41.1%
Secured Debt to Total Asset Value	≤ 40%	26.4%
Unencumbered Asset Value to Unsecured Debt	> 150%	363.8%
Interest Coverage[4]	> 1.5x	3.2x

		Principal Outstanding	Weighted Average Interest Rate	Average Term To Maturity
Fixed Rate Mortgage Loans	$	1,258	5.5% [5]	4.4 Yrs
Variable Rate Construction Loan		86	2.4%	0.9 Yrs
Unsecured Revolving Credit Facil		97	2.0%	2.5 Yrs
Unsecured Term Loan		350	2.5%	3.5 Yrs
Unsecured Notes		400	3.8%	9.8 Yrs
Secured Agency Facility		104	2.2%	1.2 Yrs
On-Campus Participating Propert		77	7.2%	6.8 Yrs
Total/Weighted Average	**$**	**2,372**	**4.4%**	**4.9 Yrs**

Debt Maturity Schedule



800
700
600
500
400
300
200
100
Fixed Rate Mortgage Loans
Variable Rate Construction Loans
Unsecured Revolving Credit Facility
Unsecured Term Loan
Secured Agency Facility
On-Campus Participating Properties
Unsecured Notes
$51
$156
$86
$104
$32
$219
$205
$97
$119
$350
$71
$62
$300
$75
$45
$400
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022+
Fixed Rate Mortgage Loans	5.6%	5.5%	5.2%	5.9%	5.8%	5.5%	-	5.6%	5.4%	4.4%
Total Debt	**5.6%**	**4.0%**	**5.2%**	**4.6%**	**3.4%**	**5.5%**	**-**	**5.6%**	**5.4%**	**4.2%**

Note – refer to the Definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $79.5 million and the unamortized original issue discount on unsecured notes of $1.3 million. Includes capital lease obligations, net of accumulated amortization, of $83,000.
2. Based on share price of $40.66 and fully diluted share count of 106,637,484 as of June 30, 2013. Assumes conversion of 1,247,204 common and preferred Operating Partnership units and 608,963 unvested restricted stock awards.
3. Excludes accumulated depreciation of $527.3 million and receivables and intangible assets, net of accumulated amortization, of $54.9 million.
4. Based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and Adjusted Interest Expense of $325.6 million and $102.9 million, respectively, for the four most recently completed fiscal quarters. Includes pro forma adjustments to EBITDA and Interest Expense of $28.7 million and $20.4 million, respectively, to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented. Adjusted Interest Expense includes $9.7 million of interest capitalized for GAAP purposes and excludes $9.8 million of amortization of debt premiums/discounts related to mortgage loans assumed in connection with acquisitions.
5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 4.5%.

AMERICAN CAMPUS COMMUNITIES | 7

PORTFOLIO OVERVIEW
Summary

Property Type	Units	Beds	Physical Occupancy at June 30, 2013	2012
Same Store Wholly-owned Properties	**18,700**	**60,181**	**91.6%**	**92.2%**
New Wholly-owned Properties[1]				
New Development Properties[2]	1,915	6,703	71.2%	n/a
New Acquisition Properties[3]	1,057	2,943	96.0%	n/a
Campus Acquisitions Portfolio[4]	2,500	6,590	82.4%	n/a
Kayne Anderson Portfolio[5]	4,080	11,683	94.9%	n/a
New Wholly-owned Properties - Total	**9,552**	**27,919**	**86.4%**	**n/a**
Wholly-owned Properties - Total	**28,252**	**88,100**	**90.0%**	**92.2%** [6]
On-campus Participating Properties[7]	1,863	4,519	17.8%	19.6%

Note: The same store grouping above includes all properties owned by the company as of June 30, 2012.

1. Two properties currently undergoing redevelopment, U Club Townhomes on Woodward and The Plaza on University, are excluded from the new property grouping for both periods presented.
2. Includes 11 properties that completed construction and opened for operations in August and September 2012.
3. Includes the following properties: (1) The Block, a 1,555-bed property purchased in August 2012; and (2) The Retreat, a 780-bed property purchased in September 2012. Also includes University Edge, a 608-bed property that was previously subject to a pre-sale agreement and was purchased by the company in December 2012.
4. The company acquired this 15-property portfolio in September 2012.
5. The company acquired this 19-property portfolio in November 2012.
6. Excludes properties that were not owned as of June 30, 2012.
7. Occupancy at our on-campus participating properties is low during the summer months due to the expiration of the nine-month leases concurrent with the end of the spring semester.

AMERICAN CAMPUS COMMUNITIES | 8

AMERICAN CAMPUS COMMUNITIES  2013/2014 LEASING STATUS Wholly-owned properties – summary 9 Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2013/2014 academic year represents properties that will be classified as same store properties during the fourth quarter 2013 (the first full quarter of operations in the 2013/2014 academic year.) This represents properties purchased or developed prior to October 1, 2012. 1.As of July 19, 2013 for the current year and July 19, 2012 for the prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2012. 4.Includes two properties classified as Held for Sale as of June 30, 2013 and included in discontinued operations on the accompanying consolidated financial statements. Excluding these properties, the same store legacy portfolio is 91.0% leased as of July 19, 2013 as compared to 92.0% leased as of July 19, 2012. Excludes three properties sold in July 2013 which are included in discontinued operations on the accompanying consolidated financial statements. 5.Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2012 occupancy. 6.Represents September 30, 2012 occupancy per the previous portfolio owner. This portfolio was acquired by the company on November 30, 2012. 7.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 8.Manzanita Hall is currently 278 leases above maximum occupancy due to the University’s assignment process. Excluding the additional leases, this property grouping is 98.4% leased as of July 19, 2013.

AMERICAN CAMPUS COMMUNITIES | 2013/2014 LEASING STATUS Q4 2013 same store legacy properties with final fall 2012 occupancy of 98% or greater 1.As of July 19, 2013 for the current year and July 19, 2012 for the prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2012. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 5.Property is leased under the University on-campus assignment process. 10

AMERICAN CAMPUS COMMUNITIES | 2013/2014 LEASING STATUS Q4 2013 same store legacy properties with final fall 2012 occupancy of 98% or greater, continued 1.As of July 19, 2013 for the current year and July 19, 2012 for the prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2012. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 11

AMERICAN CAMPUS COMMUNITIES | 2013/2014 LEASING STATUS Q4 2013 same store legacy properties with final fall 2012 occupancy between 95% and 98% 1.As of July 19, 2013 for the current year and July 19, 2012 for the prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2012. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 5.Property is classified as Held For Sale as of June 30, 2013 and is included in discontinued operations on the accompanying consolidated financial statements. 12

AMERICAN CAMPUS COMMUNITIES | 2013/2014 LEASING STATUS Q4 2013 same store legacy properties with final fall 2012 occupancy less than 95% 1.As of July 19, 2013 for the current year and July 19, 2012 for the prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2012. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 5.Property is leased under the University on-campus assignment process. 6.The company owns a 79.5% interest in this property. 13

AMERICAN CAMPUS COMMUNITIES | 2013/2014 LEASING STATUS 2012 acquisitions 1.As of July 19, 2013 for the current year and July 19, 2012 for the prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2012. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 5.Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds. 14

AMERICAN CAMPUS COMMUNITIES | 2013/2014 LEASING STATUS New wholly-owned properties 1.As of July 19, 2013 for the current year and July 19, 2012 for the prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2012. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 5.Includes a second phase containing 366 beds that is subject to a pre-sale agreement. The company anticipates closing on the purchase of this second phase during the third quarter 2013 once the third-party developer meets certain construction completion deadlines and other closing conditions. 6.Property is leased under the University on-campus assignment process. 7.Property is currently under development and is subject to a pre-sale agreement. The company anticipates closing on the purchase of this property during the third quarter 2013 once the third-party developer meets certain construction completion deadlines and other closing conditions. 8.Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2012 occupancy. 15

OWNED DEVELOPMENT UPDATE
$ in thousands

PROJECTS UNDER CONSTRUCTION

							As of June 30, 2013				
Project	Project Type	Location	Primary University Served	Units	Beds	Estimated Project Cost	CIP[1]	Land and Other[2]	Total Costs Incurred	% Complete[3]	Scheduled Completion
Manzanita Hall (Triad)[4]	ACE	Tempe, AZ	Arizona State Univ.	241	816	$ 50,300	$ 35,993	$ 791	$ 36,784	90%	August 2013
The Callaway House	Off-campus	Austin, TX	The Univ. of TX at Austin	219	753	61,600	52,609	852	53,461	96%	August 2013
Chestnut Square	ACE	Philadelphia, PA	Drexel Univ.	220	861	97,600	82,445	853	83,298	92%	September 2013
U Club on Woodward	Off-campus	Tallahassee, FL	Florida State Univ.	112	448	29,000	19,610	7,227	26,837	99%	August 2013
Town. at Overton Park	Off-campus	Lubbock, TX	Texas Tech Univ.	112	448	29,200	18,833	8,082	26,915	97%	August 2013
601 Copeland	Off-campus	Tallahassee, FL	Florida State Univ.	81	283	22,100	13,811	1,760	15,571	76%	August 2013
University View (PVAMU Phase VII)	ACE	Prairie View, TX	Prairie View A&M Univ.	96	336	15,600	12,548	211	12,759	94%	August 2013
			SUBTOTAL - 2013 DELIVERIES	**1,081**	**3,945**	**$ 305,400**	**$ 235,849**	**$ 19,776**	**$ 255,625**		
The Plaza on University[5]	Off-campus	Orlando, FL	Univ. of Central Florida	364	1,313	$ 112,300	$ 21,321	$ 26,403	$ 47,724	23%	August 2014
Stanworth Commons Phase I[6]	ACE	Princeton, NJ	Princeton University	127	214	35,800	7,841	1,155	8,996	17%	July 2014
U Club on Frey Phase II	Off-campus	Kennesaw, GA	Kennesaw State Univ.	102	408	25,300	1,600	5,468	7,068	3%	August 2014
Texas A&M University[7]	ACE	College Station, TX	Texas A&M Univ.	196	784	37,500	-	518	518	0%	August 2014
			SUBTOTAL - 2014 DELIVERIES	**789**	**2,719**	**$ 210,900**	**$ 30,762**	**$ 33,544**	**$ 64,306**		

OWNED DEVELOPMENT PIPELINE[8, 9]

Project	Project Type	Location	Primary University Served	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[10]	Targeted Completion
Stanworth Commons Phase II[6]	ACE	Princeton, NJ	Princeton University	Q3 2014	379	$ 42,500	July 2015
Lancaster Project	ACE	Philadelphia, PA	Drexel Univ.	Q3 2013	1,316	168,000	September 2015
USC Health Sciences Campus	ACE	Los Angeles, CA	Univ. of So. California	TBD	460	49,000	TBD
Carbondale Development	Off-campus	Carbondale, IL	Southern Illinois Univ.	TBD	650	32,100	TBD
					2,805	**$ 291,600**	

1. The total construction in progress ("CIP") balance above excludes $4.1 million related to ongoing renovation projects at operating properties, as well as the CIP balance of $20.8 million related to the Townhomes at Newtown Crossing property in Lexington, KY and $18.0 million related to the Lodges of East Lansing Phase II property in East Lansing, MI that are discussed on page 17.
2. Consists of amounts incurred to purchase the land for off-campus development projects, as well as any other development-related expenditures not included in CIP such as deposits, furniture, etc.
3. Based on costs incurred under the general construction contract as of June 30, 2013.
4. This project consists of the redevelopment of an existing student housing high-rise building into a new residence hall product, utilizing the existing building structure.
5. This project was purchased in July 2011. In October 2012, demolition of the existing retail center began in connection with the development of a new mixed-use community.
6. This faculty and staff community consists of two phases, with the first phase anticipated to be completed in July 2014 and the second phase anticipated to be completed in July 2015.
7. Execution of this project's ground lease and construction commencement occurred in July 2013.
8. Does not include undeveloped land parcels in 4 university markets totaling $22.7 million.
9. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
10. Estimated project costs include land and other predevelopment costs of $7.1 million incurred as of June 30, 2013 for owned development pipeline projects.

AMERICAN CAMPUS COMMUNITIES | 16

AMERICAN CAMPUS COMMUNITIES | INVESTMENT UPDATE $ in thousands 1.In July 2012, the company provided mezzanine financing to a private developer and is obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains the development risk. As of June 30, 2013, the company is including this property in its consolidated financial statements. Therefore, as of June 30, 2013, the company has included the following amounts in its consolidated balance sheet: land of $7.7 million, construction in progress of $20.8 million, and construction loan payable of $26.0 million. 2.As part of the purchase of the Kayne Anderson Portfolio in November 2012, the company is obligated to purchase a second phase of an existing property, which is currently under construction, as long as certain construction completion deadlines and other closing conditions are met. In connection with the closing of the Kayne Anderson Portfolio, the company deposited $8.3 million towards the purchase of this second phase, and the remaining $24.0 million of the purchase price will be paid at closing. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains the development risk. As of June 30, 2013, the company is including this property in its consolidated financial statements. Therefore, as of June 30, 2013, the company has included the following amounts in its consolidated balance sheet: land of $3.2 million, construction in progress of $18.0 million, and construction loan payable of $15.8 million. 17

AMERICAN CAMPUS COMMUNITIES | THIRD-PARTY DEVELOPMENT UPDATE $ in thousands 18 1.The Company is earning a fee to assist the University in building a dining hall that will be located adjacent to the student housing project. The dining hall will be owned by the University and will be operated by a third-party food service operator. 2.In July 2013, the company entered into long-term ground and facility leases with the University to finance, construct, and manage this on-campus student housing facility. Under the terms of the leases, title to the constructed facility will be held by the University/lessor and the University will receive 50% of defined net cash flows on an annual basis through the term of the leases. Upon completion of construction and commencement of operations, the company will manage the physical plant and accounting aspects of the facility, while the University will be responsible for residence life, leasing, marketing, billing, and cash collection duties. Although the company is including this project in its consolidated financial statements for accounting purposes, similar to our other on-campus participating properties, we view the economic benefit of such properties as limited to the development/construction management fees, property management fees, and the 50% share of net cash flow that we receive. As such, for purposes of calculating FFOM, we will recognize the fees received for this project similar to our other third-party development projects. 3.These awards relate to speculative development projects that are subject to final determination of feasibility, execution and closing on definitive agreements, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions. 4.The company and Drexel University have entered into a letter of intent to convert this existing 1,016-bed American Campus wholly-owned off-campus housing community into an ACE property.

AMERICAN CAMPUS COMMUNITIES | MANAGEMENT SERVICES UPDATE $ in thousands 19 1.Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels. 2.Facilities management only.

AMERICAN CAMPUS COMMUNITIES | DEFINITIONS 20 * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios.

AMERICAN CAMPUS COMMUNITIES | DEFINITIONS, CONTINUED 21 * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios.

AMERICAN CAMPUS COMMUNITIES | INVESTOR INFORMATION 22

AMERICAN CAMPUS COMMUNITIES | FORWARD-LOOKING STATEMENT In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.